Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220949 on Form S-8 of our report dated March 28, 2018, relating to the combined financial statements of Caesars Entertainment Outdoor which report expresses an unqualified opinion appearing in this Annual Report on Form 10-K of VICI Properties Inc. as of October 5, 2017 and for the period from January 1, 2017 to October 5, 2017.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 28, 2018